Exhibit 3.1

FORM OF AMENDED AND RESTATED BY-LAWS

OF

PAYCHEX, INC.

ARTICLE I

OFFICES

SECTION 1.  The registered office of Paychex, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), shall be located within the State of Delaware.

SECTION 2.  The Corporation may also have offices at such places, either within or without the State of Delaware and either within or without the United States of America, as the board of directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1.  All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware and either within or without the United States of America, as shall be stated in the notice of meeting or in a duly executed waiver thereof.

SECTION 2.  The annual meeting of stockholders shall be held on such date and at such hour as shall be designated each year by the board of directors.  At such annual meeting, the stockholders shall elect a board of directors and transact such other business as may be properly brought before the meeting.  For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be:  (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly made at the annual meeting, by or at the direction of the board of directors or (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these by-laws.  For nominations of individuals for election to the board of directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the board of directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these by-laws as to such business or nomination.  The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

SECTION 3.

(a)  Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's certificate of incorporation, (i) may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting and include the information required by these by-laws.

(b)  Any record stockholder (whether acting for him, her or itself, or at the direction of a beneficial owner) may, by written notice to the Secretary, demand that the board of directors fix a record date to determine the stockholders who are entitled to deliver a written request to call a special meeting (such record date, the “Ownership Record Date”).  A written demand to fix an Ownership Record Date shall include all of the information that must be included in a written request to call a special meeting, as set forth in paragraph (d) of this Section 3.  The board of directors may fix the Ownership Record Date within 10 days of the Secretary’s receipt of a valid demand to fix the Ownership Record Date.  The Ownership Record Date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the Ownership Record Date is adopted by the board of directors.  If an Ownership Record Date is not fixed by the board of directors within the period set forth above, the Ownership Record Date shall be the date that the first written request to call a special meeting is received by the Secretary with respect to the proposed business to be submitted for stockholder approval at a special meeting.

(c)  A beneficial owner who wishes to deliver a written request to call a special meeting must cause the nominee or other person who serves as the record stockholder of such beneficial owner’s stock to sign the written request to call a special meeting.  If a record stockholder is the nominee for more than one beneficial owner of stock, the record stockholder may deliver a written request to call a special meeting solely with respect to the capital stock of the Corporation beneficially owned by the beneficial owner who is directing the record stockholder to sign such written request to call a special meeting.

(d)  Each written request to call a special meeting shall include the following and shall be delivered to the Secretary of the Corporation: (1) the signature of the record stockholder submitting such request and the date such request was signed, (2) the text of each business proposal desired to be submitted for stockholder approval at the special meeting, and (3) as to the beneficial owner, if any, directing such record stockholder to sign the written request to call a special meeting and as to such record stockholder (unless such record stockholder is acting solely as a nominee for a beneficial owner) (each such beneficial owner and each record stockholder who is not acting solely as a nominee, a “Disclosing Party”):

(i)    all of the information required to be disclosed pursuant to Section 13(a) of these by-laws (which information shall be supplemented (by delivery to the Secretary) by each Disclosing Party who is soliciting stockholders in respect of calling or taking action at a special meeting, (A) not later than 10 days after the record date for determining the record stockholders entitled to notice of the special meeting (such record date, the “Meeting Record Date”), to disclose the foregoing information as of the Meeting Record Date and (B) not later than the 5th day before the special meeting, to disclose the foregoing information as of the date that is 10 days prior to the special meeting or any adjournment or postponement thereof);

(ii)   with respect to each business proposal to be submitted for stockholder approval at the special meeting, a statement whether or not any Disclosing Party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation issued and outstanding and entitled to vote that is required under applicable law to carry such proposal; and

(iii)   any additional information reasonably requested by the board of directors to verify the number of shares of capital stock of the Corporation issued and outstanding and entitled to vote (“Voting Stock”) that is owned by such Disclosing Party (such ownership position as to any person, a person’s “Voting Stock Ownership”).

Each time the Disclosing Party’s Voting Stock Ownership position decreases following the delivery of the foregoing information to the Secretary, such Disclosing Party shall notify the Corporation of its decreased Voting Stock Ownership position, together with any information reasonably requested by the board of directors to verify such position, within 10 days of such decrease or as of the 5th day before the special meeting, whichever is earlier.

(e)  For the avoidance of doubt, the board of directors may submit its own proposal or proposals for consideration at a special meeting called at the request of one or more stockholders.  The Meeting Record Date for, and the place, date and time of, any special meeting shall be fixed by the board of directors pursuant to these by-laws.

SECTION 4.  Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting.  Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation.  Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  A written waiver of notice signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the Corporation’s notice of meeting.

SECTION 5.  The officer who has charge of the stock transfer books of the Corporation shall prepare and make, at the time and in the manner required by applicable law, a list of stockholders entitled to vote and shall make such list available for such purposes, at such places, at such times and to such persons as required by applicable law.  The stock transfer books shall be the only evidence as to the identity of the stockholders entitled to examine the stock transfer books or to vote in person or by proxy at any meeting of stockholders.

SECTION 6.  The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders, except as otherwise provided by statute or by the Corporation's certificate of incorporation.  The stockholders present and entitled to vote at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders entitled to vote to leave less than a quorum then present and represented provided that the action taken (other than an adjournment) is approved by at least a majority of the holders of stock required to constitute a quorum.  Any stockholders' meeting, annual or special, whether or not a quorum is present or represented, may be adjourned from time to time by the vote of the holders of a majority of the stock entitled to vote thereat, the holders of which are either present in person or represented by proxy, or the chairman of the meeting, but in the absence of a quorum no other business may be transacted at such meeting.  At any adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, except for such business as was duly transacted at any earlier meeting.  If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is set, a notice of the adjourned meeting shall be given as in the case of an original meeting to each stockholder of record entitled to vote at the meeting.

SECTION 7.  At each meeting of stockholders, the Chairman of the Board or, in his absence or inability to act, such other person as the board of directors may have designated shall call to order and act as chairman of the meeting.  The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.

SECTION 8.  The order of business and the procedure at all meetings of the stockholders shall be as determined by the chairman of the meeting, unless otherwise prescribed by law or regulation. Except as otherwise provided by law,  the chairman of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these by-laws and, if any proposed nomination or other business is not in compliance with these by-laws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

SECTION 9.  Except as otherwise provided by statute or the Corporation's certificate of incorporation, each holder of common stock of the Corporation shall be entitled at each meeting of stockholders to one (1) vote for each share of such stock standing in his name on the record of stockholders of the Corporation

(a)  on the date fixed pursuant to the provisions of Section 7 of Article V of these by-laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

(b)  if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by proxy, provided that such proxy shall comply with the requirements of Delaware law.  No proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period.  Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies.  When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or of the Corporation's certificate of incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if represented by proxy, and shall state the number of shares voted.

SECTION 10.  The board of directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at, and make a written report of, such meeting or any adjournment thereof.  If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or, if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power thereof, the number of shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, certify their determination of the number of shares represented at the meeting and shall receive votes or ballots, hear, determine and retain for a reasonable period a record of the disposition of, all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the results and perform such acts as are proper to conduct the election or vote with fairness to all stockholders. If more than one inspector has been appointed, the decision, act or certificate of a majority of the inspectors is effective in all respects as the decision, act or certificate of all of the inspectors.  On request of the chairman of the meeting, the inspector shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as an inspector of election with respect to an election of directors.  Inspectors need not be stockholders.

SECTION 11.

(a)  Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice other than as required by law and a vote, if, pursuant to applicable law, a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  Where corporate action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto.

(b)  Every written consent shall bear the date of signature of each stockholder who signs the consent and shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such consent and the class and number of shares of the Corporation which are owned of record and beneficially by each such stockholder. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by statute to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

(c)  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date.  The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section).  If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section or otherwise within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(d)  In the event of the delivery, in the manner provided by Section 11 of these by-laws, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 11 of these by-laws represent at least the minimum number of votes that would be necessary to take the corporate action.  Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

SECTION 12.

(a)  No person or entity, other than the board of  directors, may bring any director nomination or other business before an annual meeting of stockholders, except that a person or entity that is, at the time of such notice through the date of such annual meeting of stockholders, a stockholder of the Corporation, may do so if and only if (i) such stockholder has provided timely notice thereof in accordance with this Section 12 and these bylaws, including timely updates and supplements thereof, in each case in proper form in writing to the Secretary, (ii) such stockholder and any director nominee, if applicable, has provided, or caused to be provided, the information and disclosures required by this Section 12 and these by-laws, (iii) if applicable, any such business is a proper matter for stockholder action.

(b)  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(c)  Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the board of directors is increased by the board of directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(d)  In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof.    For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these by-laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these by-laws  or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these by-laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders.

SECTION 13.

(a)  A stockholder’s notice pursuant to Section 2, Section 3, Section 12 or this Section 13 must include the following, as applicable.

(i)    As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made, a stockholder’s notice must set forth:  (A) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (B) (1) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith has any right to vote any class or series of shares of the Corporation, (4) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (5) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (7) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (8) any significant equity interests or any Derivative Instruments or Short Interests in any competitor of the Corporation held by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith and (9) any direct or indirect interest of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (C)  the information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, and (D)  any other information relating to such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(ii)   If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth:  (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the by-laws of the Corporation, the text of the proposed amendment), and (C) a description of all agreements, arrangements and understandings between such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(iii)  As to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the board of directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (i) above, also set forth:  (A) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(iv)  With respect to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the board of directors, a stockholder’s notice must, in addition to the matters set forth in paragraphs (i) and (iii) above, also include a completed and signed questionnaire, representation and agreement required by Section 14 of these by-laws.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these by-laws shall be eligible for election as shareholder nominees for directors.

(b)  For purposes of these by-laws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(c)  Notwithstanding the provisions of these by-laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law; provided, however, that any references in these by-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these by-laws with respect to nominations or proposals as to any other business to be considered.

(d)  Nothing in these by-laws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Corporation’s certificate of incorporation or these by-laws.  Subject to Rule 14a-8 under the Exchange Act, nothing in these by-laws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

SECTION 14.  To be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 12, 13 and 14 of these by-laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided to the requesting stockholder by the Secretary following written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, and (ii) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the corporation, with such individual’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein,  (c) beneficially owns, or agrees to purchase within the applicable period of time prescribed by the Corporation’s Director Stock Ownership Guidelines as set forth in the Corporation’s Corporate Governance Guidelines if elected as a director of the Corporation, not less than that number of common shares of the Corporation which is required by such guidelines, will not dispose of such minimum number of shares so long as such individual is a director, and has disclosed therein whether all or any portion of the Qualifying Shares were purchased with any financial assistance provided by any other person and whether any other person has any interest in the Qualifying Shares, and (d) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time, and (e) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director and (f) will abide by the requirements of Article III of these by-laws.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1.  The number of directors which shall constitute the whole Board of Directors shall consist of one or more members, the exact number to be fixed from time to time by the board of directors.  Except as provided in Sections 9 and 10 of this Article, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted "for" the election of a director nominee must exceed the number of votes cast "against" the nominee.  If a nominee that is an incumbent director does not receive a required majority of the votes cast, the director shall offer to tender his or her resignation to the Board.  The Governance and Compensation Committee shall consider such offer and will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken.  The Board will consider the Committee's recommendation and will determine whether to accept such offer.  In making their determinations, the Board and the Committee may consider any factors deemed relevant.  The Board shall publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.  The director who tenders his or her resignation will not participate in the Board's or the Committee's decisions with respect to his or her resignation.  In the event that no nominees for election to the Board receive a required majority of the votes cast, at an annual meeting, a special meeting of stockholders shall be called for an election of directors in the manner provided in these by-laws.  Each director shall hold office until such director's successor is elected and qualified or until such director's earlier resignation or removal.

SECTION 2.  The business and affairs of the Corporation shall be managed by or under the direction of the board of directors.  The board of directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute, the Corporation's certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

SECTION 3.  Meetings of the board of directors shall be held at such place or places, within or without the State of Delaware and either within or without the United States of America, as the board of directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 4.  The board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders.  Notice of such meeting need not be given.  In the event such annual meeting is not so held, the annual meeting of the board of directors may be held at such other time, within or without the State of Delaware and either within or without the United States of America, as shall be specified in a notice thereof given as provided in Section 7 of this Article III.

SECTION 5.  Regular meetings of the board of directors shall be held at such time and place as the board of directors may fix.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.  Notice of regular meetings of the board of directors need not be given.

SECTION 6.  Special meetings of the board of directors may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of a majority of the members of the Board of Directors.

SECTION 7.  Notice of each special meeting of the board of directors shall be given by the President or the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting.  Except as otherwise required by these by-laws, such notice need not state the purpose or purposes of such meeting.  Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first class mail, at least two (2) days before the time of the meeting, or shall be sent addressed to him at such place by telegraph, cable, telex, telefax, telecopier or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least twelve (12) hours before the time of the meeting.  A written waiver of notice signed by a director, whether before or after the time stated therein, shall be deemed equivalent to notice to such director.  Attendance of a director at the meeting shall constitute a waiver of notice of such meeting by such director, except when such director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 8.  At all meetings of the board of directors, a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business and, except as otherwise expressly required by statute or the Corporation's certificate of incorporation or these by-laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors.  In the absence of a quorum at any meeting of the board of directors, a majority of the directors present thereat may adjourn such meeting to another time and place.  Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.  The directors shall act only as a board and the individual directors shall have no power as such.

SECTION 9.  Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its tender.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Any vacancy in the board of directors caused by such resignation may be filled by a majority vote of the board of directors for the unexpired portion of the term.

SECTION 10.  Any director of the Corporation may be removed, at any time, with or without cause, by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote at a meeting of stockholders, and any vacancy in the board of directors caused by any such removal may be filled by the stockholders at said meeting in which the vacancy is created or, if not so filled, by a majority vote of the Board of Directors for the unexpired portion of the term.

SECTION 11.  Unless restricted by the Corporation's certificate of incorporation, the board of directors may, by resolution passed by a majority of the entire board of directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, a member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place or any such absent or disqualified member.  Except to the extent restricted by statute or the Corporation's certificate of incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all of the powers and authority of the board of directors, including, if such resolution so provides, the power to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to section 253 of Title 8 of the Delaware Code, and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the board of directors and have such name as may be determined from time to time by resolution adopted by the board of directors.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors.

SECTION 12.  Any action required or permitted to be taken by the board of directors or any committee thereof may be taken without a meeting if all members of the board of directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board of directors or such committee, as the case may be.

SECTION 13.  Any one or more members of the board of directors or any committee of the board of directors may participate in a meeting of the board of directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation by such means shall constitute presence in person at a meeting.

SECTION 14.  A director of the Corporation who is present at a meeting of the board of directors or any committee thereof at which action is taken shall be presumed to have assented to the action taken unless his dissent or abstention there from shall be entered in the minutes of the meeting or unless he shall file a written dissent from such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 15.  The Board of Directors shall have the authority to fix the compensation of directors for services in any capacity.

ARTICLE IV

OFFICERS

SECTION 1.  The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board held after each annual meeting of stockholders, or as soon thereafter as possible.  The board of directors shall elect from among its number a Chairman of the Board.  The board of directors shall also elect a President, a Secretary and a Treasurer, who need not be directors.  If the board of directors wishes, it may also elect such other officers (including, without limitation, one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable for the business of the Corporation.  Any two or more offices may be held by the same person.  Each officer shall hold office until his successor shall have been duly elected and qualified, or until his death, resignation or removal, as hereinafter provided.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, shall be filled only by a majority vote of the board of directors for the unexpired portion of the term.

SECTION 2.  Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its tender.  Unless otherwise specified therein, the acceptance of any such registration shall not be necessary to make it effective.

SECTION 3.  Any officer of the Corporation may be removed, either with or without cause, at any time, by the board of directors at any meeting thereof, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4.  The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors.  During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President.  The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

SECTION 5.  The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President.  In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meeting of the stockholders and the Board of Directors, the President shall be the chief executive and operating officer of the Corporation.  He shall perform all duties incident to the office of chief executive and operating officer and such other duties as may from time to time be assigned to him by the Board of directors.

SECTION 6.  Each Vice President, if any, shall perform all duties incident to his office and such other duties as from time to time may be assigned to him by the board of directors, the Chairman of the Board or the President.

SECTION 7.  The Treasurer shall

(a)  be the principal financial officer and principal accounting officer of the Corporation;

(b)  have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(c)  keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(d)  deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the board of directors or pursuant to its direction;

(e)  receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(f)  disburse the funds of the Corporation and supervise the investment of its funds, taking proper vouchers therefore;

(g)  render to the board of directors, whenever the board of directors may require, an accounting of the financial condition of the Corporation; and

(h)  in general, perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the board of directors or the President.

SECTION 8.  Secretary.  The Secretary shall

(a)  keep or cause to be kept, in one or more books provided for the purpose, the minutes of all meetings of the board of directors, the committees of the board of directors and the stockholders;

(b)  see that all notices are duly given in accordance with the provisions of these by-laws and as required by law;

(c)  see that the books, reports, statements certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(d)  in general, perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the board of directors or the President.

SECTION 9.  The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors (or, if there be no such determination, then in the order of their election), shall, at the request of the President or the Treasurer or in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties of the Treasurer (and when so acting, shall have the powers of and be subject to the restrictions placed upon the Treasurer in respect of the performance of such duties) and shall perform such other duties as from time to time may be assigned by the board of directors or the President.

SECTION 10.  The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors (of, if there be no such determination, then in the order of their election), shall, at the request of the President or the Secretary or in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties of the Secretary (and when so acting, shall have the powers of and be subject to the restrictions placed upon the Secretary in respect of the performance of such duties) and shall perform such other duties as from time to time may be assigned by the board of directors or the President.

SECTION 11.  If required by the board of directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the board of directors may require.

SECTION 12.  The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the board of directors.  An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE V

STOCK CERTIFICATES AND THEIR TRANSFER

SECTION 1.  Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation.  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth, on the face or back of the certificate which the

Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 2.  Any or all of the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.

SECTION 3.  The board of directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed.  When authorizing the issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond or other indemnity in such amount as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 4.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.  Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.  Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent and vote such stock.

SECTION 5.  The board of directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

SECTION 6.  The board of directors may make such additional rules and regulations, not inconsistent with these by-laws, as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 7.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or any allotment of rights, or entitled to take any action by written consent, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors fix a new record date for the adjourned meeting.

SECTION 8.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VI

INDEMNIFICATION

SECTION 1.  To the full extent authorized by law, the Corporation shall indemnify any person made, or threatened to be made, a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is serving or served any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, in any such capacity at the request of the Corporation ("indemnitee") against expenses (including attorneys' and other fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith.

SECTION 2.  Expenses actually and reasonably incurred by an indemnitee in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon an undertaking by or on behalf of such indemnitee to repay such amount if it shall ultimately be determined, by final judicial decision from which there is no further right of appeal, that he is not entitled to be indemnified by the Corporation.  To be entitled to such advancement of expenses, the indemnitee shall cooperate in good faith with any request by the Corporation that common counsel be used by parties to such action or proceeding who are similarly situated unless it would be inappropriate to do so because of actual or potential conflicts between the interests of such parties.

SECTION 3.  The Corporation may, to the extent authorized by the board of directors, grant rights of indemnification and advancement of expenses to any employee or agent of the Corporation to the full extent of the provisions of this Article with respect to indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 4.  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this Article.

ARTICLE VII

GENERAL PROVISIONS

SECTION 1.  Subject to the provisions of law and the Corporation's certificate of incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the board of directors at any regular or special meeting.  Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by law or the Corporation's certificate of incorporation.

SECTION 2.  The seal of the Corporation shall be in such form as shall be approved by the board of directors.

SECTION 3.  The fiscal year of the Corporation shall begin the first day of June in each year and end on the next succeeding 31st day of May, or otherwise as the board of directors shall determine.

SECTION 4.  All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the board of directors or by an officer or officers authorized by the board of directors to make such designation.

SECTION 5.  The board of directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 6.  Unless otherwise provided by resolution of the board of directors, the Chairman of the Board or the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the corporation, at meetings of the holders of the shares or other securities of such other corporation.  In the event one or more attorneys or agents are appointed, the Chairman of the Board or the President, may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent.  The Chairman of the Board or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

SECTION 7.  All nouns and pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the context may require.

ARTICLE VIII

AMENDMENTS

SECTION 1.  These by-laws may be amended, altered or repealed by the stockholders or by the board of directors.